Geneva Resources, Inc.
                                   Suite 505
                                  219 Broadway
                             Laguna Beach, CA 92651

--------------------------------------------------------------------------------

April 27, 2000

Securities and Exchange Commission
450 Fifth Street N. W.
Washington, D.C. 20549

Attn:  Mr. H. Roger Schwall, Assistant Director
       Ms. Kim Calder, Assistant Chief Accountant
       Ms. Jill Davis
       Ms. Jennifer Bowes

RE:  Vega-Atlantic Corporation
     File No. 0-27845

Dear Mr. Schwall:

We submit the following representations which respond to comment number 1 and the request from the Securities and Exchange Commission in its letter dated April 26, 2000 addressed to Vega-Atlantic Corporation (the "Company").

I, Marcus Johnson, am the President of Geneva Resources, Inc. ("Geneva"), and represent that the following are true and correct statements:

     1. During the week of April 10th through April 14th, 2000, representatives of Intergold Corporation, Geneva and the Company met in Salt Lake City, Utah, with counsel regarding the pending litigation between Intergold Corporation/Geneva and AuRIC Metallurgical Laboratories LLC ("AuRIC") and Dames & Moore.

     2. On approximately April 10th and April 11th, representatives of Intergold Corporation, Geneva and the Company met to discuss the potential damages incurred by Intergold Corporation and Geneva arising from the various breaches of contract by AuRIC and Dames & Moore. Subsequently, representatives of Geneva and the Company discussed the material breach of the sub-license agreement by Geneva and the resulting damages incurred by the Company.

     3. Representatives of Geneva and The Company further discussed the entitlement of the Company to receive a proportionate amount of any damages awarded to Geneva.

Securities and Exchange Commission
Page Two
April 27, 2000



     4. Representatives of Geneva and the Company reached a mutual understanding and verbal agreement that the Company will be entitled to receive a proportionate amount of any damages awarded to Geneva as compensation for the material breach by Geneva of the sub-license agreement. I have reviewed the disclosure contained in the Form 10SB registration statement of the Company regarding such mutual understanding and agree that the disclosure therein is accurate.



Sincerely,


/s/ Marcus Johnson
------------------
Marcus Johnson, President